                                                                   EXHIBIT 10.22


                      TRANSLATION FROM THE GERMAN LANGUAGE


                          SHARE PURCHASE AGREEMENT(1)

                               (THE "AGREEMENT")

                                11 JANUARY 2002

                                    between

      1. BRENNERO TRASPORTO ROTAIA S.P.A., Brennerstrasse 7, I-39100 Bozen, Italy ("STR"),

      2. BIMODAL VERWALTUNGS GESELLSCHAFT MBH, Rhondorfer Strasse 85, D-53604 Bad Honnef, Germany ("BIMODAL"),

      (collectively the "PURCHASERS")

                                      and

      3. WABASH NATIONAL CORPORATION, 1000 Sagamore Parkway South, Lafayette. Indiana 47905, U.S.A. ("WABASH" or the "SELLER").

The Purchasers and the Seller, as the case may be, each are referred to herein as a "PARTY" and collectively as the "PARTIES".


----------

(1)   This Agreement has to be executed in the form of a German notarial deed.
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                      TRANSLATION FROM THE GERMAN LANGUAGE


WHEREAS

(1) The Company is a company with limited liability under German law, with its registered seat in Munich, Germany, registered under the registration number HRB 10642 in the Commercial Register Munich with a fully paid up nominal share capital of DEM 17,357,000,-- (in words: German Mark seventeen million three hundred fifty-seven thousand).

(2) STR is a joint stock corporation under Italian law registered under registration number 01667390213 in the Commercial Register Bozen, Italy and having its commercial seat in Bozen, Italy.

(3) Bimodal is a company with limited liability under German law which until present had been registered in the commercial register of the District Court of Frankfurt (Amtsgericht Frankfurt) under registration number HRB 53240 under the name of "Blitz F01-901 GmbH", which had had its registered seat in Frankfurt/Main and the name of which has been changed to "Bimodal Verwaltungs GmbH" by a shareholders' resolution certified by a notary public, but not registered so far and the seat of which has been transferred to Bad Honnef.

(4) The Seller is a corporation under the laws of Delaware, with its registered seat in Lafayette, Indiana, U.S.A., owning 100% of the shares (Geschaftsanteile) in the Company (the "SHARES").

(5) As of this date, the Seller and the Purchasers have concluded a Framework Agreement (the "FRAMEWORK AGREEMENT"). In execution of the respective terms and conditions of the Framework Agreement the Seller wishes to sell and transfer, and the Purchasers together wish to purchase and acquire 100% of the Shares in the Company representing the entire nominal share capital of the Company under the terms and conditions of this Agreement. STR wishes to purchase 49% of the Shares and Bimodal wishes to purchase 51% of the Shares.

NOW, THEREFORE, in consideration of the mutual promises made herein and the mutual benefits to be derived form this Agreement, and in execution of the Framework Agreement the Parties hereto agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

Except if expressly defined otherwise in this Agreement, the defined terms in this Agreement shall have the same meaning as in the Framework Agreement entered into between the Parties as of this date (the "FRAMEWORK AGREEMENT"). The defined terms in this Agreement shall have the meaning as set out below:

                      TRANSLATION FROM THE GERMAN LANGUAGE


AGREEMENT                   This Share Purchase Agreement.

FRAMEWORK AGREEMENT         The Framework Agreement between Wabash, STR and
                            Bimodal as of this date.

PURCHASE PRICE              The Purchase Price for all the Shares in the Company
                            pursuant to Article III.


                                   ARTICLE II
                          SALE AND TRANSFER OF SHARES

(1) The Seller as the sole shareholder of ETZ, waiving any and all requirements in terms of form and time of a shareholders' meeting, hereby resolves to pool all shares of ETZ into one single share of the nominal value of DEM 17,357,000.00.

(2) For the purpose of transfer pursuant to Paragraph 3, the Seller hereby divides the share of ETZ of the nominal value of DEM 17,357,000.00 into one share of the nominal value of DEM 8,852,160.00 and into one share of the nominal value of DEM 8,504,960.00. The Seller as the sole shareholder of ETZ, waiving all requirements in terms of form and time of a shareholders' meeting, hereby resolves that the division pursuant the first sentence shall be agreed upon.

(3) The seller sells and transfers to Bimodal, which accepts this, a share of a nominal value of DEM 8,852,160.00. The Seller sells and transfers to STR, which accepts this, a share of a nominal value of DEM 8,504,960.00.

(4) The Seller as the sole shareholder of ETZ, waiving any and all requirements in terms of form and time of a shareholders' meeting, that the transfer of shares pursuant to Paragraph 3 shall be agreed upon.

(5) The transfer of shares pursuant to Paragraph 3 shall be effective upon the effectiveness of the Framework Agreement.

(6) The transfer of shares pursuant to Paragraph 3 shall become effective on the basis of the law of obligations (schuldrechliche Wirkung) as of January 1, 2002, including any and all corresponding dividends (Gewinnbezugsrecht), irrespective of the fact that they were distributed or not.

                                  ARTICLE III
                                 PURCHASE PRICE

(1) The purchase price for the Shares sold pursuant to Article II (1) above shall be in the amount of (euro) 1.-- (in words: Euro one) (the "PURCHASE PRICE").

(2) The Purchase Price shall be due on the date of this Agreement and shall jointly be paid by the Purchasers to the Seller free of any charges and fees.

                      TRANSLATION FROM THE GERMAN LANGUAGE


                                   ARTICLE IV
                          EXCLUSION OF FURTHER CLAIMS

    UNLESS OTHERWISE PROVIDED FOR IN EXPRESS TERMS IN THIS AGREEMENT OR THE FRAMEWORK AGREEMENT, THE PROVISIONS OF THE FRAMEWORK AGREEMENT SHALL APPLY IN
         TERMS OF THE TYPE AND SCOPE OF LIABILITY UNDER THIS AGREEMENT.

                                   ARTICLE V
                                CONFIDENTIALITY

(1) The Parties agree that the existence and substance of this Agreement, including all Annexes thereto, shall remain confidential and, notwithstanding the requirements of mandatory law, shall not be announced or otherwise disclosed without the prior written consent of the other Party.

(2) All communications, especially to the media, to customers, to suppliers, distributors, or authorized dealers shall be agreed upon in advance by the Parties.

(3) This obligation of confidentiality shall not apply to information that is generally available to the public, or is required to be disclosed by law, court order or request by any governmental or regulatory authority.

                                   ARTICLE VI
                                COSTS AND TAXES

(1) All costs resulting from negotiation and drafting of this Agreement, including but not limited to fees charged by legal, accountancy and financial advisors, shall be borne by such Party where they occurred and shall not be reimbursable by the other Party or the Company.

(2) The Purchaser and the Seller shall respectively bear 50% of any transfer and sales taxes and fees, including but not limited to, notarial fees in connection with this Agreement.

                                  ARTICLE VII
                               GENERAL PROVISIONS

(1) This Agreement and the Framework Agreement including its Annexes contain the entire agreement between the Parties relating to the transaction contemplated by this Agreement and supersede and replace any previous agreements between the Parties relating to this transaction. Each of the Parties acknowledges that in agreeing to enter into this Agreement it has not relied on any representation, warranty or other assurance except as expressly set out in this Agreement or the Framework Agreement.

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                      TRANSLATION FROM THE GERMAN LANGUAGE


(2) The Article and Section headings contained in this Agreement are solely for the purpose of reference, are not of the agreement between the Parties and shall not in any way affect the meaning or construction of this Agreement.

(3) This Agreement shall not be amended orally and shall not be amended or discharged in whole or in part, otherwise than by an instrument in writing signed by the Parties or their successors or their assignees.

(4) If one or several provisions of this Agreement should be or become invalid or unenforceable, the remaining provisions hereof shall not be affected thereby. The invalid or unenforceable provision shall be deemed to be replaced by such valid or enforceable provision as the Parties hereto would have chosen upon entering into this Agreement in order to reach the commercial effect of the provision to be replaced if they had foreseen the invalidity or unenforceability at the time of the conclusion of this Agreement. The foregoing shall also apply to matters as to which this Agreement is silent (Lucke am Vertrag). If a provision of this Agreement should be held invalid by a competent court or arbitration tribunal because of the scope of its coverage (such as territory, subject matter, time period or amount), said provision shall not be deemed to be completely invalid but shall be deemed to be valid with the permissible scope that is nearest to the scope originally agreed upon.

(5) Except as otherwise provided in this Agreement, any failure of any of the Parties to comply with any obligation, covenant, agreement or condition of this Agreement may be waived by the Party or Parties entitled to the benefits thereof only by a written instrument signed by the Party granting such waiver, but such waiver or failure to insist upon strict compliance with any such obligation, covenant, agreement or condition shall not be deemed a waiver of any other obligation, covenant, agreement or condition or any subsequent or other failure. IWhenever this Agreement requires or permits consent by or on behalf of any Party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth herein.

(6) This Agreement has been produced in the German language; any translations thereof are for working purposes only and shall have no influence on the interpretation of the Agreement.

(7) Neither this Agreement nor any of the rights, interests or obligations hereunder shall be susceptible of assignment by any of the Parties hereto without the prior written consent of the other Party.

(8) All notices under this Agreement shall be in writing and shall be sent to the following addresses per registered or certified mail or by confirmed facsimile transmission:

       For the Seller:

       WABASH National Corporation,      Tel: +7657715300
       1000 Sagamore Parkway South,      email: rich.dessimoz@wabashnational.com
       Lafayette, Indiana 47905, U.S.A.
       Attn.: Rich Dessimoz

                      TRANSLATION FROM THE GERMAN LANGUAGE


       For STR:

       Brennero Trasporto Rotoia S.p.A.  Tel.: [...]
       Brennerstrasse 7, I-39100 Bozen,  Fax.: [...]
       Italy                             Email: [...]
       Attn.: [...]

       For Bimodal:

       Bimodal Verwaltungs
       Gesellschaft                      Tel.: [...]
       mbH, Rhondorfer Strasse 85,
       D-53604                           Fax.: [...]
       Bad Honnef, Germany               Email: [...]
       Attn.: [...]

      All such notices shall he deemed received upon (i) actual receipt thereof by the addressee, (ii) actual delivery thereof to the appropriate address or (iii) in the case of a facsimile transmission, upon transmission thereof by the sender and by return facsimile by the addressee confirming that the number of pages constituting the notice have been received without error. In the case of notices sent by facsimile transmission, the sender shall contemporaneously send a copy of the notice by registered mail to the addressee at the address provided for above. However, such mailing, shall in no way alter the time at which the facsimile notice is deemed received.

                                  ARTICLE VIII
                                 APPLICABLE LAW

(1) This Agreement shall be governed by and construed in accordance with the laws of Germany, without giving effect to the principles of conflicts of law thereof. The application of the United Nations Convention on Contracts for the International Sale of Goods shall expressly be excluded.

(2) The courts of Munich shall have exclusive jurisdiction to decide on all litigations arising under and in connection with this Agreement including all its Annexes.

(3) The Agreement has to be executed in the way the Framework Agreement is executed.

                  [Reminder of page intentionally left blank]


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
                      TRANSLATION FROM THE GERMAN LANGUAGE


Munich, 11 January 2002


                                  ON BEHALF OF
                                   THE SELLER


_____________________________                    _______________________________
           [...]                                             [...]


                                  ON BEHALF OF
                                      STR


_____________________________                    _______________________________
           [...]                                             [...]


                                  ON BEHALF OF
                                    BIMODAL


_____________________________                    _______________________________
           [...]                                             [...]


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